UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 16, 2007

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1212 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 1.01. Entry Into a Material Definitive Agreement.
On January 16, 2007, IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”) entered into (i) a Business Loan and Security Agreement (the “Business Loan Agreement”) with Mid-Peninsula Bank, part of Greater Bay Bank N.A. (“Lender”), (ii) an Export-Import Bank Loan and Security Agreement (the “Exim Agreement”) with Lender, and (iii) a Borrower Agreement (the “Borrower Agreement” and together with the Business Loan Agreement and the Exim Agreement, the “Credit Agreement”) in favor of Lender and Export-Import Bank of the United States (“Exim Bank”). The Credit Agreement provides for an asset-based revolving line of credit of up to $6 million (the “Revolving Loans”) and a $6 million term loan (the “Term Loan”). Of the Revolving Loans, up to $3 million principal amount (the “Exim Sublimit”) will be guaranteed by Exim Bank.
Under the Business Loan Agreement, the Company has the right to borrow the full amount of the Term Loan in a single advance on or after January 16, 2007, subject to satisfaction of customary conditions precedent. Payments of principal outstanding under the Term Loan are due in sixty monthly installments beginning February 28, 2007 and ending February 28, 2012. On January 16, 2007, the Company borrowed the full amount of the Term Loan. The Company may prepay all amounts outstanding under the Term Loan without penalty, subject to a minimum interest charge of $250.
Under the Business Loan Agreement, the Company has the right to borrow, partially or wholly prepay and reborrow Revolving Loans in the aggregate amount of the lesser of (i) 80% of eligible domestic accounts, and (ii) $6 million less any outstanding advances, including advances made under the Exim Sublimit (such amount, the “Borrowing Base”). All outstanding amounts under the Revolving Loans, including principal, interest, fees, costs and charges, are payable in full on January 31, 2009. If at any the amount outstanding under the Revolving Loans exceeds the Borrowing Base, the Company will be required to pay the difference between the outstanding amount and the Borrowing Base. The Company may prepay all amounts outstanding under the Revolving Loans without penalty, subject to a minimum interest charge of $250.
Under the Exim Sublimit, the Company may borrow, partially or wholly prepay and reborrow loans (“Exim Revolving Loans”) and request the issuance of letters of credit (“Letters of Credit”). The total amount available under the Exim Sublimit is the lesser of (i) (a) 90% of eligible foreign accounts, plus (b) 75% of eligible foreign inventory, minus (c) 25% of the face value of all outstanding or requested non-Warranty letters of credit, minus (d) 100% of outstanding or requested Warranty letters of credit, and (ii) $3 million (such amount, the “Exim Borrowing Base”). If the aggregate amount outstanding under the Exim Sublimit exceeds the Exim Borrowing Base, the Company is required to pay the difference between such outstanding amount and the Exim Borrowing Base. The Exim Sublimit is subject to an annual facility fee in the amount of $45,000.
The Company’s obligations under the Term Loans and the Revolving Loans (including the Exim Sublimit) are secured by a lien on substantially all of the Company’s assets. Interest on the Term Loan and the Revolving Loans (including the Exim Sublimit) is the prime rate as published in the Wall Street Journal, minus 0.5%, subject to adjustment under certain circumstances including adjustments to the prime rate, late payment or the occurrence of an event of default.
Each of the Business Loan Agreement and the Exim Agreement contains certain customary covenants, including a financial covenant which requires the Company to maintain profitability during certain periods, and to meet certain tangible net worth and debt service requirements. In addition, the Company must maintain $3 million in unrestricted cash in an account with Lender. Other covenants include, but are not limited to, covenants limiting or restricting the Company’s ability to incur indebtedness, incur liens, enter into mergers or consolidations, dispose of assets, make investments, pay dividends, enter into transactions with affiliates, or prepay certain indebtedness.
Each of the Business Loan Agreement and the Exim Agreement contains customary events of default including, but not limited to, payment defaults, covenant defaults, cross-defaults to other indebtedness, material judgment defaults, inaccuracy of representations and warranties, bankruptcy and insolvency defaults, payment on subordinated debt, defects in Lender’s security interest, change in control defaults and material adverse change defaults. The occurrence of an event of default will increase the interest by 4.5% and could result in the acceleration of all obligations of the Company to Lender with respect to indebtedness, whether under the Business Loan Agreement or otherwise.
The foregoing description of the Business Loan Agreement, the Exim Agreement and the Borrower Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Loan Agreement, the Exim Agreement and the Borrower Agreement attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K, which exhibits are incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On January 16, 2007, IRIDEX completed its acquisition of the aesthetics business of Laserscope, a California corporation (“Laserscope”), a wholly owned subsidiary of American Medical Systems, Inc., a Delaware corporation (“AMS”), pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of November 30, 2006, by and among the Company, AMS and Laserscope.
The Company issued a press release on January 17, 2007 announcing that it had completed the acquisition of the aesthetics business of Laserscope (the “Aesthetics Business”). The text of the release is set out in the attached Exhibit 99.4.
Pursuant to the terms of the Asset Purchase Agreement, IRIDEX purchased certain equipment, finished goods inventory, contracts relating to the Aesthetics Business, accounts receivable and prepaid expenses, intellectual property, customer lists and other assets and liabilities related to the Aesthetics Business. In addition, the Company acquired all of the outstanding equity interests in Laserscope’s subsidiaries, Laserscope (UK) Ltd., a British private limited company, and Laserscope France, S.A., a French société anonyme (together, the “Subsidiaries”), after segregation of the assets and the liabilities of each entity which were not part of the Aesthetics Business. In exchange for such net assets and equity interests in the Subsidiaries, the Company assumed certain liabilities specified in the Asset Purchase Agreement and paid Laserscope $28 million at closing, subject to certain post-closing adjustments, consisting of $26 million in immediately available funds and 213,435 shares of the Company’s common stock. The Company will also pay Laserscope up to an additional $9 million as determined by the book value of certain inventory following termination of a manufacturing transition period of approximately six to nine months.
In connection with the transaction, the parties also entered into ancillary agreements, including a license agreement, a product supply agreement and an administrative services agreement, each of which is intended to facilitate the transition of the Aesthetics Business from Laserscope to the Company and to allow the Company to run the Aesthetics Business following the closing of the transaction.
The foregoing description of the transactions consummated pursuant to the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions contained in the Asset Purchase Agreement, which was filed as Exhibit 2.1 to IRIDEX’s Current Report on Form 8-K, filed on December 6, 2006, and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
2.1*	Asset Purchase Agreement dated November 30, 2006 by and among American Medical Systems, Inc., a Delaware corporation, Laserscope, a California corporation and a wholly owned subsidiary of American Medical Systems, Inc. and IRIDEX Corporation.

99.1	Business Loan and Security Agreement by and among Iridex Corporation and Mid-Peninsula Bank, part of Greater Bay Bank N.A., dated January 16, 2007.

99.2	Export-Import Bank Loan and Security Agreement by and among Iridex Corporation and Mid-Peninsula Bank, part of Greater Bay Bank N.A., dated January 16, 2007.

99.3	Borrower Agreement by Iridex Corporation in favor of Export-Import Bank of the United States and Mid-Peninsula Bank, part of Greater Bay Bank N.A., dated January 16, 2007.

99.4	Press release dated January 17, 2007.

*	Previously filed as Exhibit 2.1 to IRIDEX’s Current Report on Form 8-K, filed on December 6, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION
By:	/s/ Larry Tannenbaum
Larry Tannenbaum Chief Financial Officer, Secretary and Senior Vice President of Finance and Administration

Date: January 22, 2007

EXHIBIT INDEX

Exhibit
Number	Description
2.1*	Asset Purchase Agreement dated November 30, 2006 by and among American Medical Systems, Inc., a Delaware corporation, Laserscope, a California corporation and a wholly owned subsidiary of American Medical Systems, Inc. and IRIDEX Corporation.

99.1	Business Loan and Security Agreement by and among Iridex Corporation and Mid-Peninsula Bank, part of Greater Bay Bank N.A., dated January 16, 2007.

99.2	Export-Import Bank Loan and Security Agreement by and among Iridex Corporation and Mid-Peninsula Bank, part of Greater Bay Bank N.A., dated January 16, 2007.

99.3	Borrower Agreement by Iridex Corporation in favor of Export-Import Bank of the United States and Mid-Peninsula Bank, part of Greater Bay Bank N.A., dated January 16, 2007.

99.4	Press release dated January 17, 2007.

*	Previously filed as Exhibit 2.1 to IRIDEX’s Current Report on Form 8-K, filed on December 6, 2006.